Exhibit 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 or other appropriate form and any and all amendments to any such Registration Statements (including pre-effective and post-effective amendments), to be filed with the Securities and Exchange Commission, in connection with the registration under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), of any or all of the following, as any authorized officer of the Company may deem appropriate, bonds, notes, debentures, sinking fund debentures, zero coupon bonds or other debt instruments, whether in a single issue or in two or more classes or series or otherwise (each, together with the instrument evidencing the same, a “Debt Security,” and collectively, the “Debt Securities”), each such Debt Security to be registered for offer and sale and issuance and delivery from time to time by the Company; and with power in each case where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file Registration Statements, including in each case a form of prospectus, and any and all pre-effective and post-effective amendments and other amendments to such Registration Statements, with all exhibits thereto, and any prospectus supplements, and any and all documents in connection therewith, with the Securities and Exchange Commission, which Registration Statements may be filed as a shelf registration pursuant to Rule 415 promulgated under the Securities Act; and hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 17th day of December, 2024.

Signature	Title

/s/ Mark W. Stewart Mark W. Stewart	Director, Chief Executive Officer and President

/s/ Christina L. Zamarro Christina L. Zamarro	Executive Vice President and Chief Financial Officer

/s/ Margaret V. Snyder Margaret V. Snyder	Vice President and Controller

/s/ Norma B. Clayton Norma B. Clayton	Director

/s/ James A. Firestone James A. Firestone	Director

/s/ Werner Geissler Werner Geissler	Director

/s/ Joseph R. Hinrichs Joseph R. Hinrichs	Director

/s/ Laurette T. Koellner Laurette T. Koellner	Director

/s/ Karla R. Lewis Karla R. Lewis	Director

/s/ Prashanth Mahendra-Rajah Prashanth Mahendra-Rajah	Director

/s/ John E. McGlade John E. McGlade	Director

/s/ Max H. Mitchell Max H. Mitchell	Director

/s/ Hera Siu Hera Siu	Director

/s/ Michael R. Wessel Michael R. Wessel	Director

/s/ Roger J. Wood Roger J. Wood	Director